Exhibit 99.3

KIMBELL ROYALTY PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 15, 2022 (the “Closing Date”), Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell” or the “Partnership”) and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo” and, together with Kimbell, the “Buyer Parties”), completed the previously announced acquisition (the “Hatch Acquisition”) of mineral and royalty interests pursuant to a purchase and sale agreement (the “PSA”), dated November 3, 2022, by and among the Buyer Parties and Hatch Royalty LLC, a Delaware limited liability company (“Hatch”). The aggregate consideration paid to Hatch for the acquired assets consisted of (i) approximately $149.3 million in cash, subject to purchase price adjustments and other customary closing adjustments and (ii) the issuance of 7,272,821 common units representing limited liability company interests in Opco (“Opco units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B units”). The Opco units, together with the Class B units, are exchangeable for an equal number of common units representing limited partner interests in Kimbell (“Common Units”). The total valuation of 7,272,821 Common Units for approximately $120.3 million is based on a closing price of $16.54. The cash consideration of the purchase price was funded from the issuance of 6,900,000 Common Units on November 8, 2022 for $116.9 million and increased borrowings under Kimbell’s existing revolving credit facility on December 13, 2022.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) present (i) our unaudited pro forma balance sheet as of September 30, 2022, (ii) our unaudited pro forma statement of operations for the nine months ended September 30, 2022 and (iii) our unaudited pro forma financial statement of operations for the year ended December 31, 2021. The pro forma balance sheet as of September 30, 2022 assumes that the Hatch Acquisition occurred on September 30, 2022. The pro forma statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give pro forma effect to the Hatch Acquisition as if they had occurred on January 1, 2021, the beginning of the earliest period presented.

The pro forma adjustments related to the Hatch Acquisition and related financing for the transaction are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary estimates and the final fair value of assets acquired may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial statements and our future results of operations. The pro forma financial statements have been derived from and should be read together with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	our historical financial statements and the related notes contained in the Partnerships’ Annual Report on Form 10-K for the year ended December 31, 2021;

•	our historical financial statements and related notes contained in the Partnership’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022;

•	the statement of assets acquired and liabilities assumed and related notes for the assets acquired from Hatch for the year ended December 15, 2022; and

•	the historical financial statements of Hatch Royalty LLC and related notes for the year ended December 31, 2021.

These pro forma financial statements are for information purposes only and do not purport to represent what the Partnership’s financial position and results of operations would have been had the Hatch Acquisition occurred on the dates indicated. These pro forma financial statements should not be used to project the Partnership’s financial performance for any future period. A number of factors may affect the results.

KIMBELL ROYALTY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2022
	Historical Kimbell	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$16,554,722	$7,083,238	3a,b,c,	$23,637,960
Oil, natural gas and NGL receivables	46,387,472	-		46,387,472
Accounts receivable and other current assets	2,595,951	9,754,620	3c	12,350,571
Total current assets	65,538,145	16,837,858		82,376,003

Property and equipment, net	1,036,281	-		1,036,281
Investment in affiliate (equity method)	1,161,255	-		1,161,255
Oil and natural gas properties
Oil and natural gas properties, using full cost method of accounting ($ 48,689,818 excluded from depletion at September 30, 2022)	1,204,839,460	260,781,867	3c,	1,465,621,327
Less: accumulated depreciation, depletion and impairment	(696,086,227)	-		(696,086,227)
Total oil and natural gas properties, net	508,753,233	260,781,867		769,535,100
Right-of-use assets, net	2,607,158	-		2,607,158
Loan origination costs, net	3,267,908	-		3,267,908
Assets of consolidated variable interest entities:
Cash	551,979	-		551,979
Investments held in trust	238,412,777	-		238,412,777
Prepaid expenses	183,054	-		183,054
Total assets	$821,511,790	$277,619,725		$1,099,131,515

Liabilities, stock subject to possible redemption, partners' capital and unitholder' equity
Current Liabilities:
Accounts payable	$874,180	$-		$874,180
Other current liabilities	6,418,999	-		6,418,999
Derivative liabilities	23,477,833	-		23,477,833
Total current liabilities	30,771,012	-		30,771,012

Operating lease liabilities, excluding current portion	2,319,960	-		2,319,960
Derivative liabilities	1,875,710	-		1,875,710
Long-term debt	203,915,911	40,000,000	3b	243,915,911
Other liabilities	354,167	-		354,167
Liabilities of consolidated variable interest entities:				-
Other current liabilities	480,607	-		480,607
Deferred underwriting commissions	8,050,000	-		8,050,000
Total liabilities	247,767,367	40,000,000		287,767,367

Commitments and contingencies (Note 15)
Mezzanine equity:
Redeemable noncontrolling interest in Kimbell Tiger Acquisition Corporation	236,900,000	-		236,900,000
Kimbell Royalty Partners, LP unitholders' equity:
Common units	485,063,162	116,963,625	3a	602,026,787
Class B units	410,579	363,641	3c	774,220
Total Kimbell Royalty Partners, LP unitholders’ equity	485,473,741	117,327,266		602,801,007
Noncontrolling (deficit) interest in OpCo	(148,629,318)	120,292,459	3c	(28,336,859)
Total equity	336,844,423	237,619,725		574,464,148
Total liabilities, mezzanine equity and unitholders' equity	$821,511,790	$277,619,725		$1,099,131,515

See accompanying notes to the unaudited pro forma financial statements

KIMBELL ROYALTY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2022
	Historical Kimbell	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Oil, natural gas and NGL revenues	$217,543,364	$27,418,110	4a	$244,961,474
Lease bonus and other income	2,039,154	553,100	4a	2,592,254
Loss on commodity derivative instruments, net	(40,194,369)	-		(40,194,369)
Total revenues	179,388,149	27,971,210		207,359,359

Costs and expenses
Production and ad valorem taxes	13,542,285	1,313,756	4a	14,856,041
Depreciation and depletion expense	33,359,915	5,420,477	4b	38,780,392
Marketing and other deductions	10,639,314	700,691	4a	11,340,005
General and administrative expense	21,938,249	-		21,938,249
Consolidated variable interest entities related:
General and administrative expense	1,857,593	-		1,857,593
Total costs and expenses	81,337,356	7,434,924		88,772,280
Operating income	98,050,793	20,536,286		118,587,079
Other income (expense)
Equity income in affiliate	3,658,460	-		3,658,460
Interest expense	(9,868,679)	(1,916,000)	4c	(11,784,679)
Other income (expense)	4,043,530	-		4,043,530
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	1,512,777	-		1,512,777
Net income before income taxes	97,396,881	18,620,286		116,017,167
Income tax expense	1,850,357	353,750	4d	2,204,107
Net Income	95,546,524	18,266,536		113,813,060
Net income and distributions and accretion on Series A preferred units attributable to noncontrolling interests in OpCo	(11,975,886)	(3,548,163)	4e	(15,524,049)
Distribution on Class B units	(34,032)	-		(34,032)
Net income attributable to common units of Kimbell Royalty Partners, LP	$83,536,606	$14,718,373		$98,254,979

Net Income per unit attributable to common units of Kimbell Royalty Partners LP
Basic	$1.26			$1.36
Diluted	$1.00			$1.01
Weighted average number of common units outstanding
Basic	52,302,235			59,202,235
Diluted	65,397,463			79,570,284

See accompanying notes to the unaudited pro forma financial statements

KIMBELL ROYALTY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2021
	Historical Kimbell	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Oil, natural gas and NGL revenues	$175,088,021	$ 15,278,042	4a	$190,366,063
Lease bonus and other income	3,319,104	383,883	4a	3,702,987
Loss on commodity derivative instruments, net	(42,791,909)	-		(42,791,909)
Total revenues	135,615,216	15,661,925		151,277,141

Costs and expenses
Production and ad valorem taxes	10,480,481	1,301,648	4a	11,782,129
Depreciation and depletion expense	36,797,881	6,788,766	4b	43,586,647
Marketing and other deductions	12,048,643	404,401	4a	12,453,044
General and administrative expense	26,977,519	-		26,977,519
Total costs and expenses	86,304,524	8,494,815		94,799,339
Operating income	49,310,692	7,167,110		56,477,802
Other income (expense)		-
Equity income in affiliate	1,119,819	-		1,119,819
Interest expense	(9,182,103)	(1,544,000)	4c	(10,726,103)
Other income (expense)	1,263,566	-		1,263,566
Net income before income taxes	42,511,974	5,623,110		48,135,084
Provision for (benefit from) income taxes	74,100	9,801	4d	83,901
Net income	42,437,874	5,613,309		48,051,183
Distribution and accretion on Series A preferred units	(11,249,969)	-		(11,249,969)
Net (income) loss and distributions and accretion	(8,496,104)	(1,769,333)	4e	(10,265,437)
Distribution on Class B units	(76,780)	-		(76,780)
Net income attributable to common units	$22,615,021	$3,843,976		$26,458,997

Net Income per unit attributable to common units of Kimbell Royalty Partners LP
Basic	$0.56			$0.56
Diluted	$0.51			$0.47
Weighted average number of common units outstanding
Basic	40,400,907			47,300,907
Diluted	60,957,824			75,130,645

See accompanying notes to the unaudited pro forma financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1)	Basis of Presentation

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria which simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Only Transaction Accounting Adjustments are presented in the pro forma financial information and notes thereto. The adjustments presented in the pro forma financial statements have been identified and presented to provide relevant information necessary for an understanding of the Hatch Acquisition.

The pro forma balance sheet as of September 30, 2022 assumes that the Hatch Acquisition occurred on September 30, 2022. The pro forma statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give pro forma effect to the Hatch Acquisition as if they had occurred on January 1, 2021, the beginning of the earliest period presented.

The pro forma financial statements are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Kimbell following the transaction.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statement of operations are based on the weighted average number of the Partnerships’ units outstanding, assuming the Hatch Acquisition occurred at the beginning of the earliest period presented.

The pro forma adjustments related to the purchase price allocation of the Hatch Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation of the assets acquired may have a significant impact on the pro forma amounts. The pro forma adjustments related to the Hatch Acquisition reflect the fair values of the assets acquired as of Closing Date. The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on September 30, 2022.

2)	Estimated Consideration and Preliminary Purchase Price Allocation

The Partnership has performed a preliminary valuation analysis of the fair value of the oil and natural gas properties acquired. Using the total consideration for the Hatch Acquisition, the Partnership has estimated the allocation to such assets. All transaction costs associated with the Hatch Acquisition were capitalized. The following table summarizes the allocation of the preliminary purchase price as of the Closing Date:

Estimated Consideration
Cash purchase consideration	$149,880,387
Fair value of Class B and OpCo units issued	120,292,459
Less: Purchase price adjustments	(9,390,979)
Total estimated purchase price	$260,781,867

Purchase Price Allocation
Oil and natural gas properties:
Fair value of acquired properties	$260,781,867
Net assets acquired	$260,781,867

This preliminary purchase price allocation of the assets acquired has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation is expected to be completed when the Partnership files its report on Form 10-K for the year ended December 31, 2022 and could differ materially from the preliminary allocation used in the transaction accounting adjustment.

3)	Transaction Accounting Adjustments – Balance Sheet

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the assets acquired from the Hatch Acquisition and has been prepared for informational purposes only.

(a)	Represents the proceeds from Kimbell’s public offering of 6,900,000 Common Units completed on November 8, 2022, net of related expenses.

(b)	Represents the net increase of $40 million of borrowings under the Partnership’s revolving credit facility to fund the Hatch Acquisition. The Partnership used $100 million of proceeds from its November 8, 2022 public offering to repay a portion of its outstanding borrowing under the revolving credit facility. On December 13, 2022, the Partnership borrowed $140 million under its revolving credit facility, using the proceeds to fund the Hatch Acquisition.

(c)	Reflects the consideration transferred and preliminary purchase price allocation for the Hatch Acquisition consisting of:

•	the total cash consideration paid to Hatch of $149.3 million;
•	the $120.3 million of 7,272,821 Class B Units and an equal number of OpCo Units which were issued as part of the purchase consideration;
•	the estimated fair value of the oil and natural gas properties acquired based on the preliminary purchase price allocation;
•	the estimated $0.5 million of transaction costs, and
•	the cash consideration of $9.4 million to be received by Kimbell related to revenues directly attributable to the assets acquired from the period October 1, 2022 and December 14, 2022 and received by Hatch.

4)	Transaction Accounting Adjustment – Statement of Operations

The unaudited pro forma statement of operations has been adjusted to reflect the assets acquired from the Hatch Acquisition and has been prepared for informational purposes only.

(a)	Represents the historical royalty income, lease bonus and extension income derived from the acquired mineral and royalty interests, which includes approximately $27.4 million and approximately $15.3 million for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively, related to oil and natural gas revenues.

(b)	Represents the increase in depletion expense computed on a unit of production basis following the preliminary purchase price allocation to oil and natural gas properties, as if the Hatch Acquisition was consummated on January 1, 2021. Of the $260.2 million estimated fair value of oil and natural gas properties acquired, only $54.4 million were subject to depletion in the periods presented.

(c)	Represents the increase to interest expenses resulting from the interest on the additional borrowings under the Partnership’s existing credit facility that were used to finance the acquisition. The Partnership’s credit facility bears interest at SOFR plus a margin of 3.5% or the ABR plus a margin of 2.50%. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 each used the weighted average interest of 4.79% and 3.86% respectively on the net outstanding borrowings of $40 million. A 1/8 of a percent point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $0.2 million in each period presented.

(d)	For the year ended December 31, 2021, reflects estimated incremental income tax provision associated with the Partnership’s historical statement of operations, using an effective tax rate of approximately 0.17% on net earnings from the Partnership’s Acquisition. For the nine months ended September 30 , 2022, the Partnership’s effective tax rate is approximately 1.90% and it is applied to the Partnership’s net earnings from the acquisition for calculating the incremental income tax provision.

(e)	Reflects the impact of the net income attributable to the non-controlling interests in OpCo as a result of Kimbell’s public offering of Common Units and the Hatch Acquisition. The net income attributable to the non-controlling interests in OpCo was 19% and 32% for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively.

5)	Pro Forma Net Income per Common Unit

Pro forma net income per Common Unit is determined by dividing the pro forma net income available to common unitholders by the number of Common Units reflected in the unaudited condensed pro forma financial statements. All Common Units were assumed to have been outstanding since the beginning of the periods presented. The calculation of diluted net loss per Common Unit for the nine months ended September 30, 2022 excludes the Common Units issuable upon the exchange of the outstanding Class B Units and OpCo Common Units and 1,850,067 unvested restricted units issuable upon vesting, because their inclusion in the calculation would be anti-dilutive.

6)	Supplemental Pro Forma Oil and Natural Gas Reserve Information

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and Hatch Acquisition may have appeared had the Hatch Acquisition occurred on January 1, 2021. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only. Numerous uncertainties are inherent in estimating quantities and values of proved reserves including future rates of production, exploration and development expenditures, commodity prices, and service costs which may affect the reserve volumes attributable to the Properties and the standardized measure of discounted future net cash flows.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2021, as well as pro forma proved developed as of the beginning and end of the year, giving effect to the Hatch Acquisition as if it had occurred on January 1, 2021.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Crude Oil and Condensate (MBbls)
	Kimbell	Hatch	Pro Forma
Net proved reserves at December 31, 2020	12,294	722	13,016
Revisions of previous estimates	251	33	284
Purchase of minerals in place	1,310	394	1,704
Production	(1,344)	(154)	(1,498)
Net proved reserves at December 31, 2021	12,511	995	13,506

Net Proved Developed Reserves
December 31, 2020	12,294	722	13,016
December 31, 2021	12,511	995	13,506

	Natural Gas (MMcf)
	Kimbell	Hatch	Pro Forma
Net proved reserves at December 31, 2020	144,233	3,120	147,353
Revisions of previous estimates	24,079	72	24,151
Purchase of minerals in place	8,537	1,493	10,030
Production	(19,085)	(559)	(19,644)
Net proved reserves at December 31, 2021	157,764	4,126	161,890

Net Proved Developed Reserves
December 31, 2020	144,233	3,120	147,353
December 31, 2021	157,764	4,126	161,890

	Natural Gas Liquids (MBbls)
	Kimbell	Hatch	Pro Forma
Net proved reserves at December 31, 2020	6,085	385	6,470
Revisions of previous estimates	780	93	873
Purchase of minerals in place	519	235	754
Production	(715)	(71)	(786)
Net proved reserves at December 31, 2021	6,669	642	7,311

Net Proved Developed Reserves
December 31, 2020	6,085	385	6,470
December 31, 2021	6,669	642	7,311

	Total (Mboe)
	Kimbell	Hatch	Pro Forma
Net proved reserves at December 31, 2020	42,418	1,626	44,044
Revisions of previous estimates	5,044	138	5,182
Purchase of minerals in place	3,252	878	4,130
Production	(5,240)	(318)	(5,558)
Net proved reserves at December 31, 2021	45,474	2,324	47,798

Net Proved Developed Reserves
December 31, 2020	42,418	1,626	44,044
December 31, 2021	45,474	2,324	47,798

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

(in thousands)	Kimbell	Hatch	Pro Forma
Future cash inflows	$1,335,917	$92,990	$1,428,907
Future production costs	(100,947)	(5,555)	(106,502)
Future state margin taxes	(42,965)	(656)	(43,621)
Future net cash flows	1,192,005	86,779	1,278,784
Less 10% annual discount to reflect estimated timing of cash flows	(665,390)	(37,563)	(702,953)
Standard measure of discounted future net cash flows	$526,615	$49,216	$575,831

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

(in thousands)	Kimbell	Hatch	Pro Forma
Standardized measure, beginning of year	$284,996	$20,222	$305,218
Sales, net of production costs	(152,751)	(11,436)	(164,187)
Net changes of prices and production costs related to future production	225,868	13,431	239,299
Extensions, discoveries and improved recovery, net of future production and development costs	-	-	-
Revisions or previous quantity estimates, net of related costs	60,517	2,915	63,432
Net changes in state margin taxes	(8,665)	(378)	(9,043)
Accretion of discount	25,743	2,022	27,765
Purchases of reserves in place, less related costs	40,545	20,782	61,327
Divestiture of reserves	-	-	-
Timing differences and other	50,362	1,658	52,020
Standardized measure – end of year	$526,615	$49,216	$575,831